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                  [TRANSOCEAN SEDCOFOREX GRAPHIC APPEARS HERE]
















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                          TRANSOCEAN SEDCO FOREX INC.
                         P.O. BOX 265 GT, WALKER HOUSE
                          GRAND CAYMAN, CAYMAN ISLANDS
                                     PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, revoking any proxy heretofore given in connection with the Extraordinary General Meeting described below, hereby appoints
J. Michael Talbert, Robert L. Long and Eric B. Brown, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Extraordinary General Meeting of Transocean Sedco Forex Inc. to be held on December 12, 2000, at 4 Greenway Plaza, room C-100 (Mall level), Houston, Texas at 9:00 a.m. CST, and at any adjournment thereof, and to vote all ordinary shares that the undersigned would be entitled to vote if personally present as follows:

         The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEMS 1 THROUGH 5. The undersigned hereby acknowledges receipt of notice of, and the joint proxy statement/prospectus for, the aforesaid Extraordinary General Meeting.



                                                     TRANSOCEAN SEDCO FOREX INC.
                                                     P.O. BOX 11116
                                                     NEW YORK, N.Y. 10203-0116
(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)



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                           - DETACH PROXY CARD HERE -

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                             - PLEASE DETACH HERE -
        YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING
                          IT IN THE ENCLOSED ENVELOPE

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THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF ITEMS 1 THROUGH 5.

Item 1. Approval of the increase of our authorized ordinary share capital to $8,000,000 consisting of 800,000,000 ordinary shares, par value $0.01 per share.

                  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Item 2. Approval of the issuance of ordinary shares under the terms of the Agreement and Plan of Merger, dated as of August 19, 2000, among Transocean Sedco Forex Inc., our direct wholly owned subsidiary, Transocean Holdings Inc., our indirect wholly owned subsidiary, TSF Delaware Inc., and R&B Falcon Corporation attached to the accompanying joint proxy statement/prospectus as Annex A.

                  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Item 3. Approval of the amendment of our memorandum and articles of association to increase the maximum size of the board of directors to 13 persons and to make updating and other clarifying changes described in the accompanying joint proxy statement/prospectus.

                  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Item 4. Approval of the amendment of our Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 13,300,000 to 19,500,000.

                  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Item 5. Approval of the amendment of our Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 750,000 to 1,5000.000.

                  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Item 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                 Change of Address and/or Comments Mark Here [ ]

                                           Date
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                                           -------------------------------------
                                                         Signature

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                                                         Signature

                                           Sign exactly as name appears hereon
                                           (if shares are held by joint tenants,
                                           both should sign, If signing as
                                           Attorney, Executor, Administrator,
                                           Trustee or Guardian, please give your
                                           title as such. If the signer is a
                                     |     corporation, please sign in the full
                                     |     corporate name by duly authorized
                               _ _ _ |     officer)

                                           VOTES MUST BE INDICATED  [X]
                                           (X) IN BLACK OR BLUE INK.

       (PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                          POSTAGE PREPAID ENVELOPE.)